UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2011

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street

Tacoma, WA	98402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to Vote of Security Holders.

Columbia Banking System, Inc.’s (the “Company”) 2011 Annual Shareholders’ Meeting was held on April 27, 2011. There were 39,475,569 shares outstanding and entitled to vote at the annual meeting; of those shares, 35,645,562 were present in person or by proxy. The following matters were voted upon at the 2011 Annual Meeting:

1.	The election of nine directors to serve on the Board until the 2012 Annual Meeting or until their successors have been elected and have qualified;

2.	Proposal Number 2, an advisory (non-binding) vote on executive compensation;

3.	Proposal Number 3, an advisory (non-binding) vote on frequency of future advisory votes on executive compensation; and

4.	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2011.

The following is a summary of the voting results for the matters voted upon by the shareholders.

1.	Election of Directors

Director’s Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes

Melanie J. Dressel	32,283,493	31,513	324,929	3,005,627
John P. Folsom	32,265,875	43,369	330,691	3,005,627
Frederick M. Goldberg	32,478,732	39,393	121,810	3,005,627
Thomas M. Hulbert	32,263,868	46,340	329,727	3,005,627
Thomas L. Matson	32,242,148	67,805	329,982	3,005,627
Daniel C. Regis	32,477,630	36,834	125,471	3,005,627
Donald H. Rodman	32,259,155	55,889	324,891	3,005,627
William T. Weyerhaeuser	32,278,134	35,689	326,112	3,005,627
James M. Will	32,273,574	37,949	328,412	3,005,627

2.	Proposal Number 2, an Advisory (non-binding) Vote on Executive Compensation

	Votes For	Votes Against		Abstentions	Broker Non-Votes
	31,749,846	320,029		570,060	3,005,627

3.	Proposal Number 3, an Advisory (non-binding) Vote on Frequency of Future Advisory Votes on Executive Compensation

	1 Year	2 Years	3 Years	Abstentions
	27,355,501	290,927	4,576,438	417,069

4.	Ratification of Appointment of Independent Registered Public Accounting Firm

	Votes For	Votes Against		Abstentions	Broker Non-Votes
	35,202,866	344,567		98,129	0

Based on the Board of Directors’ recommendation in the proxy statement for the 2011 Annual Meeting and the voting results with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Company has determined to hold an advisory vote on executive compensation annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date: May 2, 2011	Gary R. Schminkey
Gary R. Schminkey
Executive Vice President and Chief Financial Officer